UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2025

MCGRAW HILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42764	87-1259704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8787 Orion Place, Columbus, Ohio 43240
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (614) 430-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Symbol(s) on which registered	Trading	Name of each exchange
Common Stock, $0.01 Par Value	MH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On July 23, 2025, McGraw Hill, Inc. (the “Company”) priced the initial public offering (the “IPO”) of its common stock, par value $0.01 per share (the “Common Stock”), at an offering price of $17.00 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-288373), as amended (the “Registration Statement”). On July 23, 2025, in connection with the pricing of the IPO, the Company, PE MAV Holdings, LLC (the “Selling Stockholder”) and Goldman Sachs & Co. LLC and the several underwriters listed on Schedule 1 (the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell 24,390,000 shares of its Common Stock. The Underwriters were granted a 30-day option to purchase up to an additional 3,658,500 shares of Common Stock from the Selling Stockholder. The IPO closed and the shares were delivered on July 25, 2025.
The Company and the Selling Stockholder made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Item 3.03.    Material Modification to the Rights of Securityholders.
The information set forth in Item 5.03 is incorporated by reference herein.
On July 23, 2025, the Company and the Selling Stockholder entered into an Investor Rights Agreement (the “Investor Rights Agreement”), which became effective on July 25, 2025. The Investor Rights Agreement is substantially the same as the form filed as an exhibit to the Registration Statement. Please see the description of the Investor Rights Agreement in the section titled “Certain Relationships and Related Party Transactions—Agreements to Be Entered into in Connection with this Offering—Investor Rights Agreement” in the Company’s Registration Statement, which description is incorporated herein by reference.
The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 23, 2025, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective on such date. The forms of the Certificate of Incorporation and Bylaws are substantially the same as the forms filed as exhibits to the Registration Statement.
Please see the descriptions of the Certificate of Incorporation and the Bylaws in the section titled “Description of Capital Stock” in the Company’s Registration Statement, which descriptions are incorporated herein by reference.
The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.
Item 8.01.    Other Events.
On July 23, 2025, the Company announced the pricing of its IPO of 24,390,000 shares of Common Stock at a price to the public of $17.00 per share. The Underwriters were granted a 30-day option to purchase up to an additional 3,658,500 shares of Common Stock from the Selling Stockholder. In connection with the pricing, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The IPO closed and the shares were delivered on July 25, 2025.

Cautionary Statement Regarding Forward-Looking Statements
This report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These statements reflect management’s current beliefs and assumptions and are subject to a number of other factors that may cause actual results to differ materially. These forward-looking statements speak only as of the date of this report or as of the date to which they refer, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 23, 2025, by and among the Company, the Selling Stockholder and Goldman Sachs & Co. LLC, as representative for the underwriters named therein.

3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated July 23, 2025.

3.2	Amended and Restated Bylaws of the Company, effective July 23, 2025.

4.1	Investor Rights Agreement, effective July 25, 2025.

99.1	Press Release of the Company, dated July 23, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRAW HILL, INC.

By:	/s/ David Stafford
Name:	David Stafford
Title:	Executive Vice President, General Counsel, and Secretary
Date: July 25, 2025